SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2004

Global Crossing Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-16201 (Commission File Number)	98-0407042 (I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street Hamilton, Bermuda (Address of Principal Executive Offices)	HM12 (Zip Code)

(441) 296-8600

(Registrant’s Telephone Number, Including Area Code)

Item 7.  Financial Statements and Exhibits

(a)	Financial Statements of business acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Exhibits.

99.1   Press release dated March 10, 2004, relating to fourth quarter and full year 2003 financial results, including certain full year 2004 financial projections.

Item 12.  Results of Operations and Financial Condition

On March 10, 2004, Global Crossing Limited issued a press release relating to, among other things, fourth quarter and full year 2003 financial results. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference as if set forth in full herein. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 12 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2004

GLOBAL CROSSING LIMITED

By:	/s/ Daniel O’Brien

Name: Title:	Daniel O’Brien Executive Vice President and Chief Financial Officer